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                              LEHMAN BROTHERS INC.
                          Three World Financial Center
                                200 Vesey Street
                            New York, New York 10285

                     CREDIT SUISSE FIRST BOSTON CORPORATION
                             Eleven Madison Avenue
                            New York, New York 10010


                                                              July 14, 1997


CalEnergy Company, Inc.
302 South 36th St., Suite 400
Omaha, Nebraska 68131


Dear Sirs:

This letter confirms our understanding that CalEnergy Company, Inc. ("CalEnergy" or the "Company") has engaged Lehman Brothers Inc. ("Lehman Brothers") and Credit Suisse First Boston Corporation ("CSFB") and their relevant affiliates to act as its financial advisors with respect to the proposed acquisition (the "Acquisition") by CE Electric (NY), Inc., a subsidiary of CalEnergy, or by any other subsidiary or controlled affiliate of CalEnergy, of all or a majority of the outstanding common stock or assets of New York State Electric & Gas Corporation (the "Target").

In connection with this engagement, Lehman Brothers and CSFB will, at CalEnergy's request:

(a) undertake, in consultation with CalEnergy, a comprehensive review and financial analysis of the business, operations and prospects of the Target and provide advice to CalEnergy with respect to pricing, valuation, terms and conditions and structure of the Acquisition;

(b) develop, in consultation with CalEnergy, a strategy to complete the Acquisition, including advising on structural and tactical aspects of the Acquisition, advising on strategic alternatives during the course of the Acquisition and providing advice on financing alternatives for the Acquisition;

(c) be available at your request to meet with your Board of Directors to review the Acquisition and its financial implications and, if requested, render opinions as to

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CalEnergy Company, Inc.
July 14, 1997
Page 2


         the fairness to CalEnergy, from a financial point of view, of the consideration to be paid by CalEnergy in the Acquisition;

(d) assist in the negotiations and communications with the various constituencies to the transaction including the Target's management, Board of Directors, legal and financial advisors and major shareholders, as well as relevant regulatory authorities; and

(e)      assist in the closing of the Acquisition.

In connection with this engagement, the Company will furnish Lehman Brothers and CSFB with all information concerning the Company and, to the extent available to the Company, the Target, which Lehman Brothers or CSFB reasonably requests, and will provide Lehman Brothers and CSFB with reasonable access to the Company and its officers, directors, accountants and counsel, it being understood that Lehman Brothers and CSFB will rely solely upon such information provided by the Company and the Target and their officers, directors, accountants and counsel without assuming any responsibility for independent investigation or verification thereof; in each case consistent with providing assistance in the comprehensive due diligence review described above.

Where in the course of this assignment the Company provides Lehman Brothers or CSFB with confidential information, except as otherwise required by applicable law, rule, regulation or legal process, Lehman Brothers or CSFB, as the case may be, undertakes to keep such information confidential and make reasonable efforts to ensure that its relevant employees and advisors shall agree to comply with the terms specified herein. Lehman Brothers and CSFB each shall be responsible for any breach of the terms hereof by itself and its employees. Prior to making any required disclosure, to the extent practicable and permitted by law, Lehman Brothers or CSFB, as applicable, shall provide the Company with prompt written notice of any such requirement so that the Company may seek a protective order or other appropriate remedy. For the purpose of these undertakings, information shall not be deemed to be confidential if (a) it is freely available to the public (other than by breach of this agreement) or (b) it has been made available to Lehman Brothers or CSFB from a source other than the Company or the Company's agents acting on the Company's instructions, unless such information was obtained in breach of a confidentiality agreement. Lehman Brothers and CSFB will use such information only for the purposes of its engagement in connection with the Acquisition.

As compensation for our services hereunder, the Company agrees to pay Lehman Brothers and CSFB an aggregate transaction fee of $8,500,000 (the "Transaction Fee"), of which (i) $250,000 is payable upon the filing of a pre-merger notification under the

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CalEnergy Company, Inc.
July 14, 1997
Page 3


Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Acquisition, (ii) $750,000 is payable upon the earlier to occur of (x) the execution of a merger or similar agreement between the Target and CalEnergy or a subsidiary or affiliate of CalEnergy providing for a merger or other business combination or strategic partnership with the Target or the purchase of a majority of the common stock or assets of the Target in connection with the Acquisition and (y) the delivery by Lehman Brothers or CSFB of an opinion pursuant to this engagement letter, and (iii) $7,500,000 is payable upon the closing of the Acquisition. If discussions regarding the Acquisition of the Target are terminated or such Acquisition of the Target does not occur for any reason whatsoever, then the Company shall pay to Lehman Brothers and CSFB an additional fee equivalent to 10% of any profits earned by the Company or any of its affiliates in connection with any sales or dispositions of securities of the Target, after recovery of all costs related to the purchase and sale of such securities. Each portion of the Transaction Fee or other fee which becomes payable pursuant to this engagement letter shall be allocated 60% to Lehman Brothers and 40% to CSFB; provided, however, that in the event that either (but not both) of Lehman Brothers or CSFB elects to terminate this engagement letter, then 100% of any portion of the Transaction Fee and any other fee which thereafter becomes payable shall be payable to CSFB or Lehman Brothers, respectively; provided, further, however, that in the event that either (but not both) of Lehman or CSFB elects to terminate this engagement letter and the Company engages another financial advisor with respect to the Acquisition, then the Company and the non- terminating financial advisor shall agree on an equitable allocation of the Transaction Fee and any other fee which thereafter becomes payable between the non-terminating financial advisor and such other financial advisor.

In addition, Lehman Brothers and CSFB will be reimbursed for their respective reasonable out-of-pocket expenses incurred in connection with their roles hereunder, including the reasonable fees and expenses of their legal counsel, technical consultants and any other advisors retained by Lehman Brothers or CSFB with the prior approval of the Company, which approval shall not be unreasonably withheld. The Company acknowledges that Lehman Brothers and CSFB have retained Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") to act as legal counsel in connection with this engagement. Lehman Brothers and CSFB acknowledge that Skadden Arps is also acting as legal counsel to the Company with respect to certain regulatory matters in connection with the Acquisition.

If either Lehman Brothers or CSFB is requested to render opinions, the nature and scope of any analyses as well as the form and substance of the opinions shall be such as Lehman Brothers or CSFB, as the case may be, deems appropriate and as is customary

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CalEnergy Company, Inc.
July 14, 1997
Page 4


for transactions of this type. If requested by you, the opinions shall be delivered in writing.

No advice or opinion rendered by either of Lehman Brothers or CSFB, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without its prior written consent, which consent shall not be unreasonably withheld. In addition, neither Lehman Brothers nor CSFB may otherwise be referred to without its prior written consent, which consent shall not be unreasonably withheld. If requested by Lehman Brothers or CSFB, the Company shall include a mutually acceptable reference to Lehman Brothers or CSFB, as the case may be, in any press release or other public announcement made by the Company regarding the matters described in this letter.

Since Lehman Brothers and CSFB will be acting on behalf of the Company in connection with their engagement hereunder, it is a condition of such engagement that the Company enter into a separate indemnification agreement in the form attached hereto, providing for the indemnification by the Company of Lehman Brothers, CSFB and certain related persons and entities. Such indemnification agreement is an integral part of this letter and shall remain in full force and effect regardless of any completion, modification or termination of Lehman Brothers' or CSFB's engagement hereunder.

The Company further understands that if Lehman Brothers or CSFB or any of their respective affiliates agrees to arrange the financing for the Acquisition or to act for the Company as an underwriter or placement agent in connection with the issuance of securities by the Company or in any other formal additional capacity (including as dealer-manager in any tender offer), then the terms of any such additional engagements shall be embodied in one or more separate written agreements, containing such provisions and terms as shall be finally agreed upon by the parties thereto at such time. This agreement does not constitute a commitment by Lehman Brothers or CSFB to arrange financing for the Acquisition or to act as underwriter or placement agent or in any other formal additional capacity. Such a commitment will arise only under a separate written agreement, it being understood that, except as otherwise mutually agreed by the parties hereto, any engagement to provide services to the Company under such a separate written agreement need not be apportioned between Lehman Brothers and CSFB.

Each of Lehman Brothers' and CSFB's engagement hereunder may be terminated at any time, with or without cause, by Lehman Brothers or CSFB, respectively, or by the Company, in each case upon written notice thereof to the other parties; provided, however, that in the event of any termination of Lehman Brothers' or CSFB's engagement hereunder (except as a result of Lehman Brothers' or CSFB's gross negligence or

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CalEnergy Company, Inc.
July 14, 1997
Page 5


material breach of contract), Lehman Brothers or CSFB, as the case may be, will continue to be entitled to its share of the full Transaction Fee provided for herein in the event that at any time prior to the expiration of two years after such termination the Company or any controlled affiliate consummates the Acquisition of the Target and Lehman Brothers and CSFB shall continue to be entitled to the full amount of any other fee provided for herein in the event that at any time prior to the expiration of two years after such termination the circumstances giving rise to such fee shall occur; provided, further, that any termination of Lehman Brothers' and/or CSFB's engagement hereunder shall not affect the Company's obligation to pay the accrued and unpaid fees and expenses to the extent provided for herein and to indemnify Lehman Brothers, CSFB and certain related persons and entities as provided in the separate letter agreement referred to above.

This letter and the indemnification agreement may not be amended or modified except in writing. This agreement has been made solely for the benefit of the Company, Lehman Brothers and CSFB and the Indemnified Persons referred to in the attached indemnification agreement and their respective heirs, successors and assigns, and no other person or entity shall acquire or have any rights under or by virtue of this agreement.

In connection with this engagement, Lehman Brothers and CSFB are acting as independent contractors and not in any other capacity, with duties owing solely to the Company. All aspects of the relationship created by this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. The rights and obligations of each of Lehman Brothers and CSFB set forth herein are several and not joint.

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CalEnergy Company, Inc.
July 14, 1997
Page 6


We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this engagement letter.


                                            Very truly yours,


                                            LEHMAN BROTHERS INC.


                                            By: /s/ Joseph Sauvage
                                               -----------------------------
                                               Name:  Joseph Sauvage
                                               Title:  Managing Director


                                            CREDIT SUISSE FIRST BOSTON
                                              CORPORATION


                                            By: /s/ Adebayo O. Ogunlesi
                                               -----------------------------
                                               Name:  Adebayo O. Ogunlesi
                                               Title:  Managing Director


Accepted and agreed to as of the date first written above:

CALENERGY COMPANY, INC.


By: /s/ Steven A. McArthur
   -------------------------------
   Name: Steven A. McArthur
   Title: Senior Vice President

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To:      Lehman Brothers Inc.                                     July 14, 1997
         Three World Financial Center
         200 Vesey Street
         New York, New York 10285

         Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, New York 10010


         In connection with your engagement (the "engagement") to advise and assist CalEnergy Company, Inc. (the "Company" or "we") with the proposed acquisition of New York State Electric & Gas Corporation, we agree to indemnify and hold harmless Lehman Brothers Inc. ("Lehman Brothers") and its affiliates, Credit Suisse First Boston Corporation ("CSFB") and its affiliates (each of Lehman Brothers and CSFB is referred to herein individually as an "Advisor" and, collectively, as the "Advisors"), the respective directors, officers, partners, agents and employees of Lehman Brothers, CSFB and their affiliates, and each other person, if any, controlling Lehman Brothers, CSFB or any of their affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to the Company for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") related to or arising out of the engagement or your performance thereof, except that this clause shall not apply to any Losses suffered by any Advisor (or its related Indemnified Persons) to the extent that they are finally judicially determined or agreed to have resulted from the bad faith, willful misconduct, or gross negligence of such Advisor. If such indemnification is for any reason not available to any Indemnified Person or is insufficient to hold such Indemnified Person harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by such Indemnified Person (or its related Advisor) with respect to the engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of such Indemnified Person (or its related Advisor) on the other hand, provided, however, that, to the extent permitted by applicable law, no Indemnified Person (together with its related Indemnified Persons and related Advisor) shall be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by such Indemnified Person (or its related Advisor) and its affiliates from us and our affiliates in connection with the engagement. Relative benefits to us, on the one hand, and any Indemnified Person, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our affiliates or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the engagement bears to (ii) all fees paid or proposed to be paid to such Indemnified Person (or its related Advisor) and its affiliates by us and our affiliates in connection with the engagement.

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         We will reimburse each Indemnified Person for all reasonable expenses
(including without limitation reasonable fees and disbursements of counsel and expenses incurred in connection with preparing for and responding to third party subpoenas) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim or proceeding ("Action") referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. Lehman Brothers or CSFB will promptly notify us of any Actions or potentially indemnifiable events hereunder, but the failure so to notify shall not relieve us of any liability hereunder except to the extent we have been materially prejudiced thereby. In addition, Lehman Brothers and CSFB will cause all Indemnified Persons to comply with all reasonable instructions given by us, and to provide us with reasonable assistance in resolving any Action. We further agree that we will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) without the consent of each Indemnified Person, such consent not to be unreasonably withheld.

         Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. We acknowledge that in connection with the engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

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         The provisions of this agreement shall apply to the engagement
(including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement. This agreement and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.


                                            Very truly yours,

                                            CALENERGY COMPANY, INC.


                                            By: /s/ Steven A. McArthur
                                               --------------------------------
                                               Name:  Steven A. McArthur
                                               Title:  Senior Vice President



Accepted and Agreed:

LEHMAN BROTHERS INC.


By: /s/ Joseph Sauvage
   -------------------------------
   Name:  Joseph Sauvage
   Title:  Managing Director


CREDIT SUISSE FIRST BOSTON
  CORPORATION


By: /s/ Adebayo O. Ogunlesi
   -------------------------------
   Name:  Adebayo O. Ogunlesi
   Title:  Managing Director